UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2023

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware	0-15905	73-1268729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 2100

Houston, TX 77002

(Address of principal executive office and zip code)

(713) 568-4725

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BDCO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, and is not deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 1.01 Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2019, Nixon Product Storage, LLC, a Delaware limited liability company and wholly owned subsidiary of Blue Dolphin Energy Company (“Blue Dolphin”), and Pilot Travel Centers LLC (“Pilot”), a Delaware limited liability company, entered into a Terminal Services Agreement, pursuant to which NPS agreed to store jet fuel purchased by Pilot at the Nixon facility. On August 25, 2022, Pilot provided the required 60-days’ notice of its intent to terminate the Terminal Services Agreement, which became effective on October 24, 2022. As of the Terminal Services Agreement termination date, approximately 185,000 bbls of Pilot’s jet fuel remained at the Nixon facility.

On October 28, 2022, Pilot commenced an action and application for a temporary restraining order (“TRO”) against NPS in Harris County District Court (the “Texas Action”). After a hearing on the application on October 28, 2022, Pilot’s application for the TRO was denied the same day.

On December 2, 2022, NPS filed its answer in the Texas Action. On December 6, 2022, NPS provided notice of its intent to sell the remaining inventory of Pilot’s jet fuel at the Nixon facility by January 7, 2023. After a series of negotiations, NPS agreed to forbear from exercising its remedies while the parties explored a potential compromise of the dispute. The parties entered a Forbearance and Accommodation Agreement on January 12, 2023, with the forbearance period terminating on February 28, 2023. As part of the Forbearance and Accommodation Agreement, Pilot paid NPS approximately $1.5 million on January 13, 2023.

On March 31, 2023, NPS and Pilot executed an Amendment to the Forbearance and Accommodation Agreement (“March 31 Amendment”) with the forbearance term extending to June 15, 2023. As part of the March 31 Amendment, Pilot paid NPS approximately $1.1 million on April 3, 2023. The March 31 Amendment also requires a conditional payment of approximately $0.2 million on June 1, 2023. Pursuant to the March 31 Amendment all deadlines in the Texas Action have been tolled through June 15, 2023.

The foregoing description of the Forbearance and Accommodation Agreement and the Amendment to the Forbearance and Accommodation Agreement constitute only a summary thereof and are qualified in their entirety by reference to the text thereof, which are attached hereto as Exhibits 10.1 and 10.2, respectively. Certain identified information in Exhibit 10.1 is redacted; such information is both not material and is the type that Blue Dolphin treats as private and confidential.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Forbearance and Accommodation Agreement dated January 12, 2023 by and between Pilot Travel Centers LLC and Nixon Product Storage, LLC.**

10.2	Amendment to Forbearance and Accommodation Agreement dated March 31, 2023 by and between Pilot Travel Centers LLC and Nixon Product Storage, LLC.

** Certain information redacted as confidential under Regulation S-K, Item 601(b)(10)(iv).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2023

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

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Exhibit Index

10.1	Forbearance and Accommodation Agreement dated January 12, 2023 by and between Pilot Travel Centers LLC and Nixon Product Storage, LLC.**

10.2	Amendment to Forbearance and Accommodation Agreement dated March 31, 2023 by and between Pilot Travel Centers LLC and Nixon Product Storage, LLC.

** Certain information redacted as confidential under  Regulation S-K, Item 601(b)(10)(iv).

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